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                                                                   Exhibit 4(ix)

                                                               EXECUTION VERSION

                FIFTH AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT

      THIS FIFTH AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT (this "Amendment") dated as of August 2, 2004 is entered into among AGC FUNDING CORPORATION (the "Seller"), AMERICAN GREETINGS CORPORATION (in its individual capacity, "Greetings"), in its capacity as Servicer (in such capacity, together with its successors and permitted assigns in such capacity, the "Servicer"), PNC BANK, NATIONAL ASSOCIATION (in its individual capacity, "PNC"), as purchaser agent for Market Street Funding Corporation, PNC, as Administrator for each Purchaser Group (in such capacity, the "Administrator"), MARKET STREET FUNDING CORPORATION (in its individual capacity, "Market Street"), as a Conduit Purchaser and as a Related Committed Purchaser, FIFTH THIRD BANK (in its individual capacity, "Fifth Third"), as a Conduit Purchaser, as a Related Committed Purchaser and as purchaser agent for itself, LIBERTY STREET FUNDING CORP. ("LSFC"), as a Conduit Purchaser and THE BANK OF NOVA SCOTIA ("BNS"), as a Related Committed Purchaser and as purchaser agent for itself and LSFC.

                                    RECITALS

      1. The Seller, the Servicer, the Administrator, PNC, Market Street, Fifth Third, LSFC and BNS are parties to the Receivables Purchase Agreement dated as of August 7, 2001 (as amended, restated, supplemented or otherwise modified from time to time, the "Agreement"); and

      2. The parties hereto desire to amend the Agreement as set forth herein.

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. Certain Defined Terms. Capitalized terms that are used herein without definition and that are defined in Exhibit I to the Agreement shall have the same meanings herein as therein defined.

      2. Amendments to Agreement.

            2.1 The definition of "Facility Termination Date" contained in
      Exhibit I to the Agreement is hereby amended and restated in its entirety to read as follows:

               ""Facility Termination Date" means the earliest to occur of: (a) with respect to (i) each Purchaser other than the Purchasers in any Purchaser Group for which Fifth Third Bank is the Purchaser Agent, August 1, 2007 and (ii) with respect to each Purchaser in any Purchaser Group for which Fifth Third Bank is the Purchaser Agent, August 1, 2005, in each case subject to any extension pursuant to Section 1.10 of the Agreement (it being understood that if any such Purchaser does not extend its Commitment hereunder then the Purchase Limit shall be reduced by an amount equal to the Commitment of such Exiting

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      Purchaser and the Commitment Percentages of the Purchasers within each remaining Purchaser Group shall be appropriately adjusted), (b) the date determined pursuant to Section 2.2 of the Agreement, (c) the date the Purchase Limit reduces to zero pursuant to Section 1.1(b) of the Agreement, (d) with respect to each Purchaser Group, the date that the commitments of all of the Liquidity Providers terminate under the related Liquidity Agreements or the date one or more of such Purchaser Group's Program Support Agreements terminate and (e) with respect to each Purchaser Group, the date that the commitment, of all of the Related Committed Purchasers of such Purchaser Group terminate pursuant to Section 1.10."

            2.2 Section 2(e) of Exhibit III to the Agreement is hereby amended by replacing each occurrence of the date "February 28, 2001" therein with the date "February 29, 2004".

            2.3 Clause (g) of Exhibit V to the Agreement is hereby amended and restated in its entirety to read as follows:

               "(g) (i) (A) the Everyday Default Ratio shall exceed 5.0%, (B) the Disputed Default Ratio shall exceed 3.0%, (C) the Seasonal Default Ratio shall exceed 3.0%, (D) the Delinquency Ratio shall exceed 38% or
      (ii) the average for three consecutive calendar months of (A) the Everyday Default Ratio shall exceed 4.0%, (B) the Disputed Default Ratio shall exceed 2.5%, (C) the Seasonal Default Ratio shall exceed 2.5%, (D) the Delinquency Ratio shall exceed 34%, or (E) the Dilution Ratio shall exceed 7%; or (iii) Days Sales Outstanding shall exceed 100."

            2.4 Clause (j)(i) of Exhibit V to the Agreement is hereby amended by replacing the amount "$10,000,000" therein with the amount "$20,000,000".

            2.5 Schedule II to the Agreement is hereby amended and restated in its entirety by Schedule II to this Amendment.

      3. Agreements in respect of Allocations. Each Related Committed Purchaser party hereto, by executing and delivering a counterpart to this Amendment, hereby acknowledges and agrees that its respective "Commitment" is as set forth beneath such Person's signature to this Amendment.

      4. Representations and Warranties. The Seller hereby represents and warrants to each Purchaser and the Administrator as follows:

               (a) Representations and Warranties. The representations and warranties contained in Exhibit III of the Agreement are true and correct in all material respects as of the date hereof (except to the extent that such representations and warranties relate expressly to an earlier date, and in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

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               (b) No Default. Both before and immediately after giving effect to this Amendment and the transactions contemplated hereby, no Termination Event or Unmatured Termination Event exists or shall exist.

      5. Effect of Amendment. All provisions of the Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to "this Agreement", "hereof", "herein" or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as set forth herein.

      6. Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by (i) the Administrator of counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the other parties hereto, in form and substance satisfactory to the Administrator in its sole discretion and (ii) each Purchaser Agent, for itself and the related Conduit Purchaser, of counterparts of an amendment and restatement of the Purchaser Group Fee Letter, executed by each of the parties thereto and dated the date hereof, and evidence of the performance by each of the parties thereto of its respective obligations, if any, thereunder required to be performed on or prior to the date hereof, including without limitation, payment of the "renewal fee" referred to therein, in each case, in form and substance satisfactory to such Purchaser Agent.

      7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

      8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York (without regard to any otherwise applicable principles of conflicts of law).

      9. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

                          (continued on following page)

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      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                           AGC FUNDING CORPORATION

                                           By: /s/ Stephen J. Smith
                                               --------------------------------
                                           Name: Stephen J. Smith
                                           Title: Vice President and Treasurer

                                           AMERICAN GREETINGS CORPORATION, as
                                           Servicer

                                           By: /s/ Stephen J. Smith
                                               --------------------------------
                                           Name: Stephen J. Smith
                                           Title: Vice President, Treasurer and
                                                  Investor Relations

                                       S-1        Fifth Amendment to Receivables
                                                  Purchase Agreement
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                                         PNC BANK, NATIONAL ASSOCIATION,
                                         as Administrator and as Purchaser Agent
                                         for Market Street Funding Corporation

                                         By: /s/ John T. Smathers
                                             -----------------------------------
                                         Name: John T. Smathers
                                         Title: Vice President

                                         MARKET STREET FUNDING CORPORATION,
                                         as a Conduit Purchaser and as a Related
                                         Committed Purchaser

                                         By: /s/ EVELYN ECHEVARRIA
                                             -----------------------------------
                                         Name: EVELYN ECHEVARRIA
                                         Title: VICE PRESIDENT

                                         Commitment: $80,000,000

                                       S-2        Fifth Amendment to Receivables
                                                  Purchase Agreement
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                                          FIFTH THIRD BANK,
                                          as Purchaser Agent for the Fifth Third
                                          Purchaser Group, as a Conduit
                                          Purchaser and as a Related Committed
                                          Purchaser

                                          By: /s/ BRIAN J. GARDNER
                                              ----------------------------------
                                          Name: BRIAN J. GARDNER
                                          Title: AVP

                                          Commitment: $40,000,000

                                       S-3        Fifth Amendment to Receivables
                                                  Purchase Agreement
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                                          THE BANK OF NOVA SCOTIA,
                                          as a Related Committed Purchaser and
                                          as Purchaser Agent for itself and
                                          Liberty Street Funding Corp.

                                          By: /s/ NORMAN LAST
                                              ----------------------------------
                                          Name: NORMAN LAST
                                          Title: MANAGING DIRECTOR

                                          Commitment: $80,000,000

                                          LIBERTY STREET FUNDING CORP.,
                                          as a Conduit Purchaser

                                          By: /s/ Andrew L. Stidd
                                              ----------------------------------
                                          Name:  Andrew L. Stidd
                                          Title: President

                                       S-4        Fifth Amendment to Receivables
                                                  Purchase Agreement
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                                                        SCHEDULE II TO AMENDMENT

                                   SCHEDULE II
                      LOCK-BOX BANKS AND LOCK-BOX ACCOUNTS

Lock-Box Bank                          Lock-Box                         Account

                                      Sch-1